UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934

May 14, 2014
Date of Report (Date of earliest event reported)
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    FOREST LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	1-5438 (Commission File Number)	11-1798614 (IRS Employer Identification No.)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip Code)

(212) 421-7850
(Registrant’s telephone number, including area code)

                                                None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On Wednesday, May 14, 2014, Forest Laboratories, Inc. (“Forest”) and Actavis plc (“Actavis”) announced the proposed senior management team (“Management Team”) of the combined company (the “Reorganization”), pending Actavis’ successful close of its acquisition of Forest (the “Transaction”), which is expected to occur mid-2014, subject to certain regulatory approvals.

As a result of the Reorganization, the duties performed by Frank Perier, currently Forest’s Chief Financial Officer, and Elaine Hochberg, currently the Executive Vice President, International, Strategic Planning and Government Affairs for Forest, will be transitioned to the members of the Management Team.  Mr. Perier will provide transitional support of the integration process following the closing of the Transaction and Ms. Hochberg will provide transitional support during the integration planning process through the closing of the Transaction.  In addition, on May 14, 2014, it was also announced that Marco Taglietti, currently the Executive Vice President, Drug Development & Research and Chief Medical Officer at Forest, has decided to leave Forest after the closing of the Transaction to pursue other professional interests. During the transition, Marco will work to ensure continued achievement of Forest’s drug development objectives and support the integration planning.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2014

Forest Laboratories, Inc.
(Registrant)

/s/A. Robert D. Bailey
A. Robert D. Bailey
Senior Vice President, Chief Legal Officer and General Counsel